UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2015

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant's telephone number, including area code)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(d) On July 20, 2015, American Realty Capital Properties, Inc. (the “Company”) provided written notice to the NASDAQ Stock Market that it intends to voluntarily delist its common stock (“Common Stock”), par value $0.01 per share, and its 6.70% Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”), par value $0.01 per share, from the NASDAQ Global Select Market (the “NASDAQ”) promptly following the close of trading on July 30, 2015 and intends to transfer the listing of each of its Common Stock and Series F Preferred Stock to the New York Stock Exchange (the “NYSE”) on July 31, 2015. The Company has been authorized for listing on the NYSE and expects that its Common Stock and Series F Preferred Stock will begin trading on the NYSE on July 31, 2015 under a new, soon-to-be-announced corporate name and ticker symbols.

Until the opening of trading of the Common Stock and Series F Preferred Stock on the NYSE on July 31, 2015, each of the Common Stock and Series F Preferred Stock will continue to trade on the NASDAQ under the ticker symbols ARCP and ARCPP, respectively.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.
By:	/s/ Michael J. Sodo
Michael J. Sodo
Executive Vice President, Chief Financial Officer and Treasurer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
By: American Realty Capital Properties, Inc., its sole general partner
By:	/s/ Michael J. Sodo
Michael J. Sodo
Executive Vice President, Chief Financial Officer and Treasurer
Dated: July 20, 2015